UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 30, 2016)

Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2016, Vanguard Natural Resources, LLC (the “Company”), through its wholly owned subsidiary, Vanguard Natural Gas, LLC (the “Borrower”), and certain subsidiaries of the Company, entered into a Waiver (the “Waiver”) to the Third Amended and Restated Credit Agreement, as amended from time to time (the “Credit Agreement”), among the Borrower, Citibank N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”) and the financial institutions thereto (the “First Lien Lenders”). Pursuant to the Waiver, the Lenders agreed, among other things, subject to certain conditions, to waive any event of default, so long as the payment is made within the 30-day grace period, resulting from the Company’s election not to make the approximately $15 million semi-annual interest payment due on October 3, 2016 on approximately $381.8 million in aggregate principal amount of 7.785% of Senior Notes due 2020 (the “Notes”). Pursuant to the Waiver, the First Lien Lenders agreed that the Company’s decision to take advantage of the applicable grace period under the indenture governing the Notes would not constitute an Event of Default under the Credit Agreement. Vanguard can elect to make the interest payments due under the Notes at any time during the grace period, but, if the payment is not made within 30 days of October 1, 2016, such nonpayment would become an event of default under the indenture governing the Notes. A failure to pay interest on the Notes following the expiration of the 30-day grace period would also result in events of default under the Credit Agreement and the indenture governing 7.0% Senior Secured Second Lien Notes Due 2023 (the “Second Lien Notes”), which would entitle the trustee under the indenture governing the Second Lien Notes and the First Lien Lenders to declare all obligations thereunder to be immediately due and payable.

The foregoing description of the Waiver is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events

On October 3, 2016, the Company issued a press release announcing its election not to make an interest payment and enter the 30-day grace period with respect to its Notes. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Waiver to Third Amended and Restated Credit Agreement, among Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and L/C Issuer and the financial institutions thereto.
99.1	Press Release dated October 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
October 3, 2016		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver to Third Amended and Restated Credit Agreement, among Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and L/C Issuer and the financial institutions thereto.
99.1	Press Release dated October 3, 2016.